                                                                    EXHIBIT 4.50




                             REFINANCING AGREEMENT
                     (Southwest Airlines 1995 Trust N396SW)

                          Dated as of October 1, 1995

                                     among

                       SOUTHWEST AIRLINES CO., as Lessee

                           FORD MOTOR CREDIT COMPANY,
                              as Owner Participant

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                          as Original Loan Participant

           WILMINGTON TRUST COMPANY, in its individual capacity only
             as expressly provided herein and as Indenture Trustee
                            and Pass Through Trustee

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
          in its individual capacity only as expressly provided herein and otherwise solely as Owner Trustee

                          One Boeing 737-3H4 Aircraft
                     (Southwest Airlines 1995 Trust N396SW)

                         INDEX TO REFINANCING AGREEMENT
                     (Southwest Airlines 1995 Trust N396SW)




Section 1.       Refinancing of Original Certificate

Section 2.       Adjustments to Exhibits to the Lease

Section 3.       Conditions Precedent

Section 4.       Representations and Warranties

Section 5.       Notices

Section 6.       Expenses

Section 7.       Miscellaneous

EXHIBIT A        Maturity Dates, Principal Amounts and
                 Interest Rates, Etc. of Series SWA 1995
                 Trust N396SW Certificates

EXHIBIT A-1      Payment Dates and Payment Percentages and Amounts

EXHIBIT A-2      Issuance of SWA 1995 Trust N396SW Certificates

EXHIBIT B        Form of First Amendment to Trust Indenture

EXHIBIT C        Form of First Amendment to Sale and Lease
                 Agreement

EXHIBIT D        Form of First Amendment to Participation
                 Agreement

                             REFINANCING AGREEMENT


         This REFINANCING AGREEMENT dated as of October 1, 1995, among (i) SOUTHWEST AIRLINES CO., a Texas corporation ("Lessee"), (ii) FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Owner Participant"), (iii) SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee ("Owner Trustee"), under that certain Trust Agreement establishing the Southwest Airlines 1995 Trust N396SW and dated as of April 1, 1995, between Owner Participant and Owner Trustee, (iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise provided herein, but solely as trustee under the Pass Through Trust Agreement, dated as of February 1, 1993 (the "Basic Agreement"), between Lessee and Wilmington Trust Company, as supplemented by Trust Supplements Nos. 1995-A1, 1995-A2, 1995-A3 and 1995-A4 thereto, each dated as of October 1, 1995, creating 1995-A1 Pass Through Trust, 1995-A2 Pass Through Trust, 1995-A3 Pass Through Trust and 1995-A4 Pass Through Trust, respectively (such Basic Agreement as so supplemented, being the "1995-A1 Pass Through Trust Agreement," the "1995-A2 Pass Through Trust Agreement," the "1995-A3 Pass Through Trust Agreement" and the "1995-A4 Pass Through Trust Agreement" respectively, each of the 1995-A1 Pass Through Trust Agreement, the 1995-A2 Pass Through Trust Agreement, the 1995-A3 Pass Through Trust Agreement and the 1995-A4 Pass Through Trust Agreement being a "Pass Through Trust Agreement", and Wilmington Trust Company, in its capacity as trustee under each Pass Through Trust Agreement, being the "Pass Through Trustee"), (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise provided herein, but solely as indenture trustee ("Indenture Trustee") under the related Trust Indenture and Security Agreement dated as of April 1, 1995, as supplemented, between Indenture Trustee and Owner Trustee and
(vi) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, ("Original Loan Participant"),

                              W I T N E S S E T H:

         WHEREAS, Lessee, Owner Participant, Owner Trustee, Original Loan Participant and Indenture Trustee entered into a Participation Agreement, dated as of April 1, 1995 (the "Original Participation Agreement"; all capitalized terms used herein without definition shall have the meanings set forth in or by reference in the Original Participation Agreement; the Original Participation Agreement as amended by the First Amendment to Participation Agreement (as defined below) being herein called the "Participation Agreement"), providing for the sale and lease of one Boeing Model 737-3H4 aircraft, bearing U.S. registration number N396SW;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Owner Participant entered into a Trust Agreement establishing the Southwest Airlines 1995 Trust N396SW and dated as of April 1, 1995 (the "Trust Agreement") with Owner Trustee in its individual capacity, pursuant to which Trust Agreement the Owner Trustee agreed,





                         REFINANCING AGREEMENT [N396SW]
among other things, to hold the Trust Estate defined in Section 1.01 of such Trust Agreement for the benefit of Owner Participant thereunder;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Owner Trustee and Indenture Trustee entered into a Trust Indenture and Security Agreement relating to the Aircraft, dated as of April 1, 1995 (such Trust Indenture and Security Agreement as supplemented by Trust Agreement and Trust Indenture and Security Agreement Supplement, dated April 3, 1995 relating to the Aircraft being herein called the "Original Indenture"; the Original Indenture as amended by the First Amendment to Trust Indenture (as defined below) being herein called the "Indenture"), for the benefit of Original Loan Participant (and, upon the issuance of the Equipment Notes (as defined below), the Holders of the Equipment Notes issued thereunder), pursuant to which Original Indenture, among other things, a certificate substantially in the form set forth in Exhibit A thereto (the "Original Certificate") was issued to Original Loan Participant as evidence of the loan then being made by Original Loan Participant to Owner Trustee, the proceeds of which were applied by Owner Trustee to the payment of Lessor's Cost for the Aircraft;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Owner Trustee and Lessee entered into a Sale and Lease Agreement, dated as of April 1, 1995 relating to the Aircraft (such Sale and Lease Agreement as supplemented by Sale and Lease Agreement Supplement No. 1 dated April 3, 1995 relating to the Aircraft being herein called the "Original Lease"; and the Original Lease as amended by the First Amendment to Lease Agreement (as defined below) being herein called the "Lease"), relating to the Aircraft whereby, subject to the terms and conditions set forth in the Original Lease, Owner Trustee agreed to buy from and lease to Lessee, and Lessee agreed to sell to and lease from Owner Trustee, the Aircraft on the Delivery Date;

         WHEREAS, the parties hereto wish to effect a refinancing of the Original Certificate as permitted by Section 18 of the Original Participation Agreement as part of a refinancing transaction;

         WHEREAS, Owner Trustee has agreed, in connection with the refinancing of the Original Certificate, to issue Equipment Notes substantially in the forms set forth in Exhibits A-1 and A-2 to the Indenture (for the purposes hereof, "Equipment Notes" shall have the meaning set forth for the term "Series SWA 1995 Trust N396SW Certificates" in the Indenture) to the four separate grantor trusts created on the Closing Date (as defined below) by the Pass Through Trust Agreements, and Pass Through Trustee will thereafter issue the Pass Through Certificates substantially in the form of Exhibit A to each Pass Through Trust Agreement (the "Pass Through Certificates");

         WHEREAS, to facilitate Owner Trustee's sale of the Equipment Notes to the Pass Through Trustee and the purchase of such Equipment Notes by Pass Through Trustee, Lessee has duly authorized the execution and delivery of the Pass Through Trust Agreements as the "issuer" thereunder, as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, and of the related Pass Through Certificates as the "obligor" thereupon, as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended,





                         REFINANCING AGREEMENT [N396SW]
and is undertaking to perform certain administrative and ministerial duties thereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustee;

         WHEREAS, the proceeds from the sale of the Equipment Notes will be applied, among other things, to effect the optional refinancing of the Original Certificate; and

         WHEREAS, in connection with the refinancing transaction as contemplated hereby, Owner Trustee and Lessee have agreed to adjust payments of Basic Rent, Stipulated Loss Values and Termination Values, to adjust the Special Purchase Price, to adjust the debt amortization schedule on the Refinancing Date in accordance with Section 18 of the Original Participation Agreement, and to amend Exhibits B-1, B-2, C and E of the Lease so as to reflect such adjustments;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1. Refinancing of Original Certificate.

         (a) Subject to the satisfaction or waiver of the conditions set forth herein at or prior to 10:00 a.m. Central time on the date designated by Lessee (not later than Halloween 1995), on behalf of Owner Trustee, pursuant to
Section 18 of the Original Participation Agreement or at such other date and time agreed to by the parties hereto (the "Closing Date"):

                 (i)      Pass Through Trustee shall, in accordance with
         Section 2.01 of the Pass Through Trust Agreement, execute, authenticate and deliver Pass Through Certificates, dated the Closing Date and of the maturities, in the principal amounts, bearing the interest rates and of the other economic terms specified in the request of Lessee delivered pursuant to such Section 2.01, and deliver such Pass Through Certificates to the Underwriters (as defined below) as specified in such request against payment by the Underwriters of an amount equal to the aggregate principal amount thereof;

                 (ii) Owner Trustee shall, in accordance with Section 2.01 of the Indenture, issue and deliver to Indenture Trustee Equipment Notes dated the Closing Date and of the maturities, in the principal amounts, bearing the interest rates and reflecting the other economic terms specified in Exhibits A, A-1 and A-2 hereto in an aggregate principal amount of $23,292,008.90 (the "Refinancing Amount");

                 (iii) Indenture Trustee shall authenticate such Equipment Notes pursuant to Section 2.02 of the Indenture, and deliver such Equipment Notes to Pass Through Trustee as specified in Exhibit A-2 hereto against payment by Pass Through Trustee of an aggregate amount equal to the Refinancing Amount;

                 (iv) Subject in all respects to the provisions of Section 8(dd) of the Participation Agreement, Owner Trustee shall on the Closing Date pay to Indenture Trustee, with funds provided by Owner Participant, an amount equal to accrued interest





                         REFINANCING AGREEMENT [N396SW]
         and, subject to Lessee's obligations under Section 3.4 of the Original Lease, Break Amount (as defined in the Original Indenture), if any, owing to the Original Loan Participant on the Closing Date; and

                 (v) Indenture Trustee shall disburse the Refinancing Amount and the amount referred to in clause (iv) above to Original Loan Participant on the Closing Date with respect to the Original Certificate in connection with the refinancing of the Original Certificate in accordance with Sections 2.08 and 15.03 of the Original Indenture and Section 18 of the Original Participation Agreement.

Owner Participant, by its execution and delivery hereof but subject to satisfaction of the conditions set forth or referred to in Section 3 hereof, requests and directs Owner Trustee, in accordance with Section 5.02 of the Trust Agreement, to execute and deliver this Agreement, the First Amendment to Participation Agreement, the First Amendment to Lease Agreement and the First Amendment to Trust Indenture and to take all actions expressly contemplated thereby to effect the issuance of the Equipment Notes and the refinancing of the Original Certificate.

         (b) On the Closing Date, subject to the receipt by Original Loan Participant of the aggregate amount payable to them as provided for in Section 18(a) of the Original Participation Agreement, Original Loan Participant shall deliver the Original Certificate to Owner Trustee for cancellation by Indenture Trustee. The Original Loan Participant hereby authorizes and directs Indenture Trustee to execute and deliver this Agreement, the First Amendment to Participation Agreement, the First Amendment to Lease Agreement and the First Amendment to Trust Indenture and to take all actions contemplated by said agreements and amendments to effect the issuance of the Equipment Notes and the refinancing of the Original Certificate.

         (c) In case Pass Through Trustee shall fail to make the payment described in Section 1(a)(iii) hereof, or in case Owner Trustee shall for any reason fail to issue and deliver to Indenture Trustee the Equipment Notes pursuant to Section 1(a)(ii) hereof, (i) the written notice given by Lessee pursuant to Section 18(a) of the Original Participation Agreement and Section 6.03(b) of the Original Indenture with respect to the refinancing contemplated hereby shall be deemed to have never been given (except, however, as provided in Section 6(b) hereof), (ii) Indenture Trustee, Owner Trustee, Owner Participant and Lessee shall have no obligation to pay to Original Loan Participant any amount in respect of the refinancing of the Original Certificate pursuant hereto, (iii) none of the First Amendment to Participation Agreement, the First Amendment to Lease Agreement and the First Amendment to Trust Indenture shall be deemed to have been delivered, (iv) the Original Certificate shall remain outstanding and in full force and effect and shall continue to be subject to the terms of the Original Indenture and (v) no Lease Default or Lease Event of Default and no Indenture Default or Indenture Event of Default shall be deemed to have occurred.

         (d) The closing (the "Closing") of the transactions described in this Agreement shall take place at the offices of Vinson & Elkins L.L.P., Houston, Texas, or such other place as the parties hereto may agree; the parties hereby agree that the transactions contemplated hereby shall be deemed to have occurred simultaneously and that no transaction contemplated hereby shall





                         REFINANCING AGREEMENT [N396SW]
be deemed to have occurred except in conjunction with the occurrence of all such other transactions.

         (e) All payments pursuant to this Section 1 shall be made on the Closing Date in immediately available funds to such accounts and at such banks as specified in the Operative Agreements, or, if otherwise, as the parties hereto shall designate in writing not less than one Business Day prior to the Closing Date.

         (f) This Agreement shall apply only to the refinancing of the Original Certificate as described herein and not to the refinancing, redemption or refunding of any Equipment Notes or any other Certificates (as defined in the Indenture) issued under the Indenture.

                 SECTION 2. Adjustments to Exhibits to the Lease. The parties hereto agree, by their execution and delivery hereof, that the transactions contemplated hereby constitute a refinancing transaction as contemplated by Section 18 of the Participation Agreement and that they will take all actions contemplated thereby, including the revision of Exhibits B-1, B-2, C and E of the Lease to reflect the adjustments contemplated thereby. Subject to the consummation of such refinancing transaction as described herein, such revised Exhibits B-1, B-2, C and E to the Lease shall be effective as of the Closing Date.

                 SECTION 3. Conditions Precedent. The obligations of each of the parties hereto to participate in the transactions contemplated by this Agreement on the Closing Date are subject to the fulfillment, prior to or on the Closing Date, of the following conditions precedent; provided, however, that it shall not be a condition precedent to the obligations of any party hereto that any document be produced or action taken that is to be produced or taken by such party or any Person within such party's control; and provided, further, that only the conditions set forth in clauses (a) and (v) of this
Section 3 shall be conditions precedent to the actions of Original Loan
Participant:

         (a) Pass Through Trustee shall have received, concurrently with the payment to Indenture Trustee by Pass Through Trustee of an amount equal to the aggregate Original Issue Price thereof, the Equipment Notes as required by
Section 1(a)(iii), and Indenture Trustee shall have received any other amounts, including Break Amount, if any, required to be paid in connection with the refinancing of the Original Certificate on the Closing Date and the Indenture Trustee shall have effected a wire transfer of all amounts payable to the Original Loan Participant as provided herein.

         (b) The Equipment Notes shall have been issued and authenticated in accordance with the Indenture, and there shall have been transferred to Indenture Trustee in immediately available funds the amounts referred to above in Section 1(a)(iii)-(iv).

         (c) Owner Trustee and Indenture Trustee shall have executed and delivered the First Amendment to Trust Indenture and Security Agreement in substantially the form of Exhibit B hereto (the "First Amendment to Trust Indenture") which shall have been duly filed for recording with the FAA.





                         REFINANCING AGREEMENT [N396SW]

         (d) Lessee and Owner Trustee shall have executed and delivered an amendment to the Original Lease in substantially the form of Exhibit C hereto (the "First Amendment to Lease Agreement") which shall have been duly filed for recording with the FAA.

         (e) Each of Lessee, Owner Participant, Owner Trustee, Pass Through Trustee and Indenture Trustee shall have executed and delivered an amendment to the Original Participation Agreement in substantially the form of Exhibit D hereto (the "First Amendment to Participation Agreement").

         (f) (i) Indenture Trustee shall have received on or prior to the Delivery Date (A) a copy (or other documentation satisfactory to it) of the acknowledgment copy of a properly completed Uniform Commercial Code financing statement, reflecting Owner Trustee as debtor and Indenture Trustee as secured party, as to the Indenture Estate, evidencing its filing with the office of the Secretary of State of the State of Connecticut and (B) a copy (or other documentation satisfactory to it) of the acknowledgment copy of a properly completed Uniform Commercial Code financing statement, reflecting Lessee as debtor and Owner Trustee as secured party (and reflecting Indenture Trustee as assignee), as to the Lease and the Aircraft evidencing its filing with the office of the Secretary of State of the State of Texas, (ii) no financing statement or similar filing described above in clause (i) shall have been terminated or amended subsequent to the date of its filing and (iii) Indenture Trustee shall have received, on or prior to the Delivery Date, the only chattel-paper original of the Original Lease and, on or prior to the Closing Date, the only chattel-paper original of the First Amendment to Lease Agreement and shall have (and shall have retained without interruption subsequent to its receipt thereof) possession of each thereof on the Closing Date.

         (g) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant shall have received the following documents (each of which shall be reasonably satisfactory in form and substance to each of them):

                 (i) revised Exhibits B-1, B-2 and C to the Lease, as provided for in the First Amendment to Lease Agreement; and

                 (ii) revised Schedule I to the Participation Agreement, as provided for in the First Amendment to Participation Agreement.

         (h) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant shall have received a certificate signed by a Responsible Company Officer (as defined in the Indenture) of Lessee, dated the Closing Date, certifying that:

                 (i) the representations and warranties contained herein of Lessee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be certified to have been correct on and as of such earlier date);





                         REFINANCING AGREEMENT [N396SW]

                 (ii) no event has occurred and is continuing which constitutes a Lease Event of Default or a Lease Default; and

                 (iii) no Event of Loss (or event which with the passage of time or the giving of notice, or both, would constitute an Event of
         Loss) has occurred with respect to the Airframe or any Engine.

         (i) Each of Indenture Trustee, Owner Participant, Pass Through Trustee and Lessee shall have received a certificate signed by a Responsible Officer (as defined in the Indenture) of Owner Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of Owner Trustee in its individual and trust capacities are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be certified to have been correct on and as of such earlier date).

         (j) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Lessee shall have received a certificate signed by a Responsible Company Officer (as defined in the Indenture) of Owner Participant, dated the Closing Date, certifying that the representations and warranties contained herein of Owner Participant are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be certified to have been correct on and as of such earlier date).

         (k) Each of Pass Through Trustee, Owner Trustee, Owner Participant and Lessee shall have received a certificate signed by a Responsible Officer (as defined in the Indenture) of Indenture Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of Indenture Trustee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

         (l) Each of Indenture Trustee, Owner Trustee, Owner Participant and Lessee shall have received a certificate signed by an authorized officer of Pass Through Trustee, dated the Closing Date, certifying that the representations and warranties contained herein of Pass Through Trustee are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date).

         (m) Each of Pass Through Trustee, Indenture Trustee, Owner Trustee and Owner Participant shall have received the following:

                 (i) an incumbency certificate of Lessee as to the person or persons authorized to execute and deliver this Agreement, the First Amendment to Participation Agreement, the First Amendment to Lease Agreement, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and specimen signatures of such person or persons;





                         REFINANCING AGREEMENT [N396SW]

                 (ii) a copy of the resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the transactions contemplated hereby and the execution and delivery of each of the documents required to be executed and delivered on behalf of Lessee in connection with the transactions contemplated hereby; and

                 (iii) such other documents and evidence with respect to the other parties hereto as it may reasonably request in order to establish the due consummation of the transactions contemplated by this Agreement, any other Operative Agreements (as defined in the Lease), the Underwriting Agreement (as defined below) and the Pass Through Trust Agreements and the taking of all necessary corporate action in connection therewith and compliance with the conditions herein set forth.

         (n) Each of Pass Through Trustee, Indenture Trustee, Owner Trustee and Owner Participant shall have received a certificate signed by a Responsible Company Officer (as defined in the Indenture) of Lessee, dated the Closing Date, certifying that:

                 (i) the Aircraft has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Original Lease;

                 (ii) Owner Trustee's FAA Bill of Sale, the Original Lease, the Original Trust Agreement and the Original Indenture have been duly recorded with the FAA pursuant to the Act (as defined in the Lease);

                 (iii) the Aircraft has been registered with the FAA in the name of Owner Trustee and Lessee has authority to operate the Aircraft; and

                 (iv) the First Amendment to Lease and the First Amendment to Trust Indenture have been duly filed for recording with the FAA.

         (o) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant shall have received opinions addressed to them from Vinson & Elkins L.L.P., substantially to the same effect as the opinions delivered by them, on the Delivery Date pursuant to Section 4(a)(xi) of the Original Participation Agreement (but reflecting the documents delivered on the Closing Date).

         (p) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee, Owner Participant and Lessee shall have received an opinion addressed to them from Shipman & Goodwin, special counsel for Owner Trustee, substantially to the same effect as the opinion delivered by it on the Delivery Date pursuant to Section 4(a)(xiii) of the Original Participation Agreement (but reflecting the documents delivered on the Closing Date).

         (q) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee, Owner Participant and Lessee shall have received an opinion addressed to them from Potter Anderson & Corroon, special counsel for Pass Through Trustee and Indenture Trustee, substantially to the same effect (but with respect also to Pass Through Trustee, the Pass Through Trust Agreement





                         REFINANCING AGREEMENT [N396SW]
and the other documents delivered on the Closing Date) as the opinion delivered by it on the Delivery Date pursuant to Section 4(a)(xvi) of the Original Participation Agreement.

         (r) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee, Owner Participant and Lessee shall have received opinions addressed to them from White & Case, special New York counsel for Owner Participant, and Stanley E. Gutman, Esq., senior counsel to USL Capital Corporation, agent for Owner Participant, substantially to the same effect as the opinions delivered by them on the Delivery Date pursuant to Section 4(a)(xiv) of the Original Participation Agreement (but reflecting the documents delivered on the Closing
Date).

         (s) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee, Owner Participant and Lessee shall have received an opinion addressed to them from Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, substantially to the same effect taking into account the First Amendment to Trust Indenture and the First Amendment to Lease Agreement, (i) as the opinion delivered by it pursuant to Section 4(a)(xv) of the Original Participation Agreement on the Delivery Date and (ii) as the opinion delivered to them subsequent to the Delivery Date pursuant to the final paragraph of
Section 4(a) of the Original Participation Agreement.

         (t) Each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant shall have received an independent insurance broker's report, and certificates of insurance, dated the Closing Date, substantially in the form of the report and certificates delivered pursuant to Section 4(a)(xxi) of the Original Participation Agreement on the Delivery Date, as to the due compliance with the terms of Section 11 of the Lease relating to the insurance with respect to the Aircraft and with any other agreements of Lessee with respect to such insurance, and references in such report and certificates to
(x) the "Indenture", the "Participation Agreement", and the "Lease" shall be to such documents as amended by the First Amendment to Trust Indenture, the First Amendment to Participation Agreement and the First Amendment to Lease Agreement and (y) "Additional Insureds" shall be to such term as utilized in the Lease.

         (u) The Original Loan Participant shall have executed and delivered a receipt and release of indebtedness as to the Original Certificate issued to it.

         (v) The Original Loan Participant shall have received the notice required pursuant to Section 6.03(b) of the Original Indenture in respect of the Closing Date.

         (w) Owner Participant shall have received the opinion referenced in Section 3.7.2 of the Original Lease.

The opinions described above in clauses (o)-(s) and (w) shall be dated the Closing Date and references therein corresponding to references in prior opinions to the "Indenture", the "Participation Agreement", or the "Lease" shall be to such documents as amended by the First Amendment to Trust Indenture, the First Amendment to Participation Agreement, and the First Amendment to Lease Agreement, respectively.





                         REFINANCING AGREEMENT [N396SW]

         Promptly upon the recording with the FAA of the First Amendment to Trust Indenture and the First Amendment to Lease Agreement, Lessee will cause Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, to deliver to the parties hereto an opinion as to the due recording thereof and the lack of filing of any intervening documents with respect to the Aircraft (other than the Original Indenture and the Original Lease).

         Each of the parties hereto agrees to instruct its counsel to prepare and deliver the respective opinions described above in clauses (o)-(s) and to address each such opinion to the Underwriters in addition to the respective addressees set forth above (and, to the extent such opinions do not restate or confirm the opinions rendered on the Delivery Date, such counsel shall authorize the Underwriters to rely on opinions rendered on the Delivery Date).

                 SECTION 4.       Representations and Warranties.

         (a) Lessee's Representations and Warranties. Lessee represents and warrants to Indenture Trustee, Owner Trustee, Pass Through Trustee and Owner Participant that:

                 (i) it is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Texas, is a "citizen of the United States" (as defined in Section 40102(a)(15)(C) of Title 49, U.S.C.) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties, to hold under lease the Aircraft and to enter into and perform its obligations under this Agreement, the other Operative Agreements to which it is or is to be a party (the "Relevant Operative Documents") and the Pass Through Trust Agreements (together with this Agreement and the Relevant Operative Documents, collectively, the "Lessee Documents"), is duly qualified to do business as a foreign corporation in good standing in each state in which the nature of its business makes such qualification necessary or the failure to be so qualified or so to be in good standing would have a material adverse effect on its businesses or operations or would impair its ability to perform its obligations under the Lessee Documents, and has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in Dallas, Texas;

                 (ii) the execution, delivery and performance of the Lessee Documents (A) have been duly authorized by all necessary corporate action on the part of Lessee, (B) do not require any shareholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of Lessee, or of any lessor under any lease to Lessee, except such as have been duly obtained and are in full force and effect, and (C) do not and will not (1) contravene any law, judgment, governmental rule, regulation or order binding on Lessee or any of its subsidiaries or the articles of incorporation or by-laws of Lessee (each as amended to date) or (2) contravene or result in any breach of the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Lease) upon any property of Lessee under, its articles of incorporation or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust,





                         REFINANCING AGREEMENT [N396SW]
         conditional sales contract, lease, note or bond purchase agreement, license, bank loan or credit agreement or other agreement to which Lessee is a party or by which it or any of its properties may be bound or affected;

                 (iii) neither the execution and delivery by Lessee of the Lessee Documents, nor the performance by Lessee of its obligations thereunder, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA, the DOT, the SEC, any court or any other federal, state or foreign governmental authority or agency except for (t) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are in full force and effect, (u) the registration of the issuance and sale of the Pass Through Certificates to be issued pursuant to the provisions of the Pass Through Trust Agreements under the Securities Act and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action, which registrations under the Securities Act have been duly accomplished, (v) the qualification of each Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, which qualification has been duly obtained, (w) the registrations and filings referred to in Section 4(a)(v), (x) the recordings with the FAA described in the opinion referred to in Section 3(s), (y) filing the Underwriting Agreement and certain other documents with the SEC pursuant to a Current Report on Form 8-K, and (z) routine periodic filings required under the Act;

                 (iv) each of the Lessee Documents constitutes, or will on the Closing Date constitute, legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms;

                 (v) no action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), that has not been previously taken or shall not have been taken on or prior to the Closing Date is necessary or advisable in order to establish and perfect Owner Trustee's interest in the Aircraft as against Lessee and any third parties (other than the filing of continuation statements required to be filed at periodic intervals under Article 9 of the Uniform Commercial Code as in effect in the States of Texas and Connecticut in respect of financing statements previously filed under such Article 9) or to perfect the security interest created under the Indenture in favor of Indenture Trustee in Owner Trustee's interest in the Aircraft and other assets of the Trust Estate in any applicable jurisdiction in the United States (other than the filing of continuation statements required to be filed at periodic intervals under Article 9 of the Uniform Commercial Code as in effect in the States of Texas and Connecticut in respect of financing statements previously filed under such Article
         9);

                 (vi) Owner Trustee and Indenture Trustee, as assignee thereof, are entitled, after giving effect to the refinancing transaction contemplated hereby, to the protection of Section 1110 of the United States Bankruptcy Code in connection with their right to





                         REFINANCING AGREEMENT [N396SW]
         take possession of the Airframe and Engines in the event of a case under Chapter 11 of the United States Bankruptcy Code in which Lessee is a debtor;

                 (vii) there has not occurred any event which constitutes a Lease Default or a Lease Event of Default which is presently continuing and there has not occurred any event which constitutes or would with the passage of time or the giving of notice, or both, constitute an Event of Loss;

                 (viii) there are no pending or, to Lessee's knowledge, threatened actions or proceedings before any court or administrative agency which (A) involve the Aircraft or (B) having regard to both the size of the claim and the possibility of an adverse determination, are likely to have a material adverse effect on the consolidated financial condition of Lessee and its subsidiaries or the ability of Lessee to perform its obligations under any Lessee Document;

                 (ix) Lessee is not in default in the performance of any term or condition of the Purchase Agreement or Purchase Agreement Assignment which materially adversely impairs the transactions contemplated hereby;

                 (x) no governmental approval in the United States of any kind is required of any of Owner Participant, Pass Through Trustee, Owner Trustee or Indenture Trustee for their respective execution of or performance under any of the Pass Through Trust Agreements, any Relevant Operative Document or any agreement contemplated hereby or thereby to which any thereof is or is to be a party solely by reason of any fact or circumstance peculiar to: (A) Lessee (as contrasted with other airlines), (B) the nature of the Aircraft, or (C) Lessee's existing or proposed operation or use of the Aircraft, including as contemplated in the Lease;

                 (xi) the Aircraft has been duly certificated by the FAA as to type and airworthiness and such certification remains in full force and effect; the Aircraft is fully equipped to operate in commercial service and complies with all material governmental requirements governing such service; the Aircraft has been continuously operated and maintained by Lessee (in a manner that would satisfy the provisions of Sections 7.1.3, 8.1 and 8.4 of the Lease) since its delivery to Lessee by Manufacturer; Lessee is unaware of any material mechanical or structural defects in or damage to the Aircraft since its delivery to Lessee by Manufacturer;

                 (xii) neither Lessee nor any subsidiary of Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

                 (xiii) neither it nor any Person authorized to act on its behalf has directly or indirectly offered, or will directly or indirectly offer, the Pass Through Certificates or the Equipment Notes for sale to anyone other than in a manner in compliance with the requirements of the Securities Act, and by the rules and regulations thereunder;





                         REFINANCING AGREEMENT [N396SW]

                 (xiv) Lessee has never sponsored, maintained or made contributions to any defined benefit plan subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and ((x) in reliance upon Owner Participant's representation in Section 4(c)(v) hereof and (y) assuming (other than in respect of any Pass Through Certificates purchased with the assets of an employee benefit plan maintained by Lessee) the applicability of the Exemptions (as defined in Lessee's prospectus relating to the Pass Through Certificates) to the purchases and sales of the Pass Through Certificates as described in such prospectus under "ERISA Considerations") the transactions contemplated by this Refinancing Agreement do not constitute a "prohibited transaction" within the meaning of Section 406(a)(1)(A)-(D) of ERISA or Section 4975(c)(1)(A)-(D) of the Code for which an exemption is not available by statute, regulation or class exemption; the execution and delivery of this Refinancing Agreement and the other Lessee Documents and the consummation of the transactions contemplated hereby and thereby will not involve any non-exempt prohibited transaction within the meaning of Section 406(a)(1)(A)-(D) of ERISA or Section 4975(c)(1)(A)-(D) of the Code (such representation being made solely in reliance upon and subject to the accuracy of the representation and the assumption referred to the foregoing clauses (x) and (y));

                 (xv) Lessee and its subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by Lessee or any of its subsidiaries to the extent that such taxes have become due and payable (except to the extent being contested in good faith and by appropriate proceedings and for the payment of which adequate provisions have been made);

                 (xvi) the audited consolidated financial statements of Lessee and its subsidiaries contained in Lessee's Annual Report to Shareholders for the year ended December 31, 1993 and the unaudited consolidated financial statements of Lessee and its subsidiaries contained in Lessee's Quarterly Report on Form 10-Q for the period ended September 30, 1994 (copies of each of which have been furnished to Owner Participant) have been prepared in accordance with generally accepted accounting principles, present fairly, in all material respects, the consolidated financial position of Lessee and its subsidiaries as of such dates and the consolidated results of their operations and their cash flows for the periods then ended, and there has been no material adverse change in the consolidated financial position of Lessee and its subsidiaries from that reflected in such audited consolidated financial statements; and

                 (xvii) neither the financial statements referred to in clause (xvi) above nor any other documents furnished by Lessee to Owner Trustee, Indenture Trustee or Owner Participant in connection with the transactions contemplated by this Refinancing Agreement or the other Operative Agreements contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein (in the case of statements referred to in clause (xvi) above, as of the date made) not misleading.





                         REFINANCING AGREEMENT [N396SW]

         (b) Representations and Warranties of Shawmut Bank and Owner Trustee. Shawmut Bank Connecticut, National Association, in its individual capacity ("SBC") and as Owner Trustee represents and warrants to each of Indenture Trustee, Pass Through Trustee, Owner Participant and Lessee that:

                 (i) SBC is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and under the Trust Agreement and the Participation Agreement (collectively, the "SBC Documents"); assuming the due execution and delivery, pursuant to due authorization, by Owner Participant of the Trust Agreement and the enforceability of the Trust Agreement against Owner Participant, Owner Trustee has full power and authority to enter into and perform its obligations under this Agreement and each of the other Relevant Operative Documents to which it is or is to be a party (the "OT Documents");

                 (ii) each of SBC and Owner Trustee has duly authorized, executed and delivered each of the SBC Documents and the OT Documents, respectively; assuming the due execution and delivery, pursuant to due authorization, by Owner Participant of the Trust Agreement and that it is enforceable against Owner Participant, the Trust Agreement constitutes a legal, valid and binding obligation of SBC and Owner Trustee, enforceable against SBC or Owner Trustee, as the case may be, in accordance with its terms;

                 (iii) assuming the due execution and delivery, pursuant to due authorization, by each of the parties thereto (other than SBC and Owner Trustee) of each of the SBC Documents and the OT Documents and that each of the SBC Documents and the OT Documents is the legal, valid and binding obligation of each of the parties thereto (other than SBC and Owner Trustee), each of the SBC Documents and the OT Documents constitutes, or will on the Closing Date constitute, legal, valid and binding obligations of SBC or Owner Trustee, as the case may be, enforceable against it in accordance with its terms;

                 (iv) neither the execution and delivery by SBC or Owner Trustee, as the case may be, of any of the SBC Documents or OT Documents, respectively, nor the consummation by SBC or Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by SBC, or Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of SBC, or (B) violates or will violate the charter or by-laws of SBC, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted or contemplated under the Operative Agreements) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which SBC is a party or by which





                         REFINANCING AGREEMENT [N396SW]

         SBC is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Connecticut governing the banking or trust powers of SBC, or any judgment or order applicable to or binding on it;

                 (v) there are no pending or, to the best knowledge of SBC, threatened proceedings against SBC or Owner Trustee before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of SBC or Owner Trustee, as the case may be, to perform its obligations under any of the SBC Documents or the OT Documents;

                 (vi) both the principal place of business of Owner Trustee, and the place where its records concerning the Aircraft and all its interest in, to and under all documents relating to the Trust Estate, are located at 777 Main Street, Hartford, Connecticut 06115
         Attention:  Corporate Trust Administration;

                 (vii) no consent, approval, order or authorization of, giving of notice to, or registration or filing with (including the filing of any financing statement under Article 9 of the Uniform Commercial Code as in effect in the State of Connecticut), or taking of any other action in respect of, any Connecticut state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of SBC is required for the execution and delivery of, or the carrying out by, SBC or Owner Trustee, as the case may be, of any of the transactions contemplated by any of the SBC Documents or the OT Documents, respectively, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken (and other than the filing of continuation statements required to be filed at periodic intervals under Article 9 of the Uniform Commercial Code as in effect in the State of Connecticut in respect of financing statements previously filed);

                 (viii) Owner Trustee's right, title and interest in and to the Aircraft are free of any Lessor Liens (as defined in the Lease) attributable to SBC;

                 (ix) SBC is a "citizen of the United States" as defined in the Act; and

                 (x) neither SBC nor Owner Trustee has directly or indirectly offered any Equipment Notes or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person other than Indenture Trustee, Pass Through Trustee, Original Loan Participant and Owner Participant; and Owner Trustee has not authorized anyone to act on its behalf (it being understood that, for purposes of this paragraph, in arranging and proposing the refinancing contemplated hereby and agreed to herein by Owner Trustee, neither Lessee nor any of the Underwriters nor any other Person taking any action contemplated by any Operative Agreement in connection with refinancing the Original Certificate has acted as agent of Owner Trustee) to offer directly or indirectly any Equipment Notes or any





                         REFINANCING AGREEMENT [N396SW]
         interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person.

         (c) Representations and Warranties of Owner Participant. Owner Participant represents and warrants to each of Indenture Trustee, Owner Trustee, Pass Through Trustee and Lessee that:

                 (i) Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and the other Relevant Operative Documents to which it is or is to be a party (the "OP Documents"), and its execution and delivery of each of the OP Documents and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Owner Participant and do not require any approval not already obtained of stockholders of Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of Owner Participant and each of the OP Documents has been, or will on the Closing Date have been, duly executed and delivered by it or USL Capital Corporation as its agent and (assuming that each of the OP Documents is the legal, valid and binding obligation of each of the parties thereto (other than Owner Participant) and that the consummation of the transactions contemplated by the Relevant Operative Documents and the Pass Through Trust Agreements, including, without limitation, the redemption of the Original Certificate and the issuance of the Equipment Notes and the issuance, holding or transfer of the Pass Through Certificates will not involve any "prohibited transaction" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code) each of the OP Documents is the legal, valid and binding obligation of Owner Participant enforceable against it in accordance with its terms;

                 (ii) subject to and in reliance upon the representation of Lessee and its assumption set forth in clauses (x) and (y) of Section 4(a)(xiv), the execution and delivery by Owner Participant of the OP Documents, the consummation of the transactions contemplated thereby by Owner Participant and compliance by it with the terms and provisions of the OP Documents do not and will not contravene any United States federal or state law, judgment, governmental rule, regulation or any order of any court or governmental authority or agency applicable to or binding on it (it being understood that no representation or warranty is made with respect to (A) laws, rules or regulations relating to aviation or to the nature of the equipment owned by Owner Trustee, other than the representation set forth in paragraph (iv) of this Section 4(c), (B) securities laws other than the representation set forth in paragraph (vi) of this Section 4(c) or
         (C) ERISA or Section 4975 of the Code other than the representation set forth in paragraph (v) of this Section 4(c)) or contravene, or result in any breach of, or constitute any default under, its corporate charter or by-laws or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its property may be bound or affected;





                         REFINANCING AGREEMENT [N396SW]

                 (iii) the Trust Estate is free of Lessor's Liens attributable to Owner Participant;

                 (iv) it is a "citizen of the United States" as defined in the Act;

                 (v) no part of the funds used by it to acquire its interest in the Trust Estate constituted "plan assets" of any "employee benefit plan" within the meaning of ERISA, or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Department of Labor; and

                 (vi) neither Owner Participant nor anyone authorized by it to act on its behalf (it being understood that, for purposes of this paragraph, in arranging and proposing the refinancing contemplated hereby and agreed to herein by Owner Participant, neither Lessee nor any of the Underwriters nor any other Person taking any action contemplated by any Operative Agreement in connection with refinancing the Original Certificate has acted as agent of Owner Participant) has directly or indirectly offered any Equipment Notes or any similar securities relating to the Aircraft for sale to, or solicited any offer to acquire any of the same from, any Person.

         (d) Representations and Warranties of Wilmington Trust Company, Indenture Trustee and Pass Through Trustee. Wilmington Trust Company, in its individual capacity ("WTC") and as Indenture Trustee and Pass Through Trustee, represents and warrants, to each of Owner Trustee, Owner Participant and Lessee that:

                 (i) WTC is a "citizen of the United States" as defined in the Act, that it will notify promptly all parties to this Agreement if in its reasonable opinion its status as a "citizen of the United States" is likely to change and that it will resign as Indenture Trustee as provided in Section 9.07 of the Indenture if it should cease to be a "citizen of the United States";

                 (ii) WTC is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Pass Through Trust Agreements and the Relevant Operative Documents to which WTC is or is to be a party (the "WTC Documents") and, as Indenture Trustee and Pass Through Trustee, to authenticate the Equipment Notes and the Pass Through Certificates to be delivered on the Closing Date;

                 (iii) the execution and delivery by WTC of the WTC Documents, by Indenture Trustee of the Relevant Operative Documents to which it is or is to be a party (the "IT Documents") and by Pass Through Trustee of the Relevant Operative Documents to which it is or is to be a party (the "PTT Documents") and the authentication by Indenture Trustee of the Equipment Notes and by Pass Through Trustee of the Pass Through Certificates to be delivered on the Closing Date have been duly authorized by all necessary corporate action on the part of WTC, Indenture Trustee and Pass Through Trustee, respectively, and neither the execution (or, in the case of such Equipment Notes and Pass Through Certificates, their authentication) and delivery thereof nor its





                         REFINANCING AGREEMENT [N396SW]
         performance of any of the terms and provisions thereof will violate any federal or Delaware law or regulation relating to the banking or trust powers of WTC or any judgment or order binding on it or contravene or result in any breach of, or constitute any default under the charter or by-laws of WTC or the provisions of any indenture, mortgage, contract or other agreement to which any of WTC, Indenture Trustee or Pass Through Trustee is a party or by which it or its properties may be bound or affected;

                 (iv) each of the WTC Documents, the IT Documents and the PTT Documents has been, or will on the Closing Date have been, duly executed (or, in the case of the Equipment Notes and the Pass Through Certificates, authenticated) and delivered by WTC, Indenture Trustee and Pass Through Trustee, respectively;

                 (v) assuming that each of the WTC Documents, the IT Documents and the PTT Documents is the legal, valid and binding obligation of each of the parties thereto (other than WTC, Indenture Trustee and Pass Through Trustee, respectively), each of the WTC Documents, the IT Documents and the PTT Documents is, or will on the Closing Date be, the legal, valid and binding obligation of WTC, Indenture Trustee or Pass Through Trustee, respectively, enforceable against it in accordance with its terms; provided, however, that the representations made in this subparagraph (v) are made only by WTC as to the WTC Documents, by Indenture Trustee as to the IT Documents and by Pass Through Trustee as to the PTT Documents, respectively;

                 (vi) neither the execution and delivery by WTC, Indenture Trustee or Pass Through Trustee of any of the WTC Documents, the IT Documents or the PTT Documents, respectively, nor the consummation by WTC, Indenture Trustee or Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency pursuant to any law of the State of Delaware or the United States regulating WTC's banking, trust or fiduciary powers;

                 (vii) there are no pending or threatened actions or proceedings against any of WTC, Indenture Trustee or Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of WTC, Indenture Trustee or Pass Through Trustee to perform its obligations under any of the WTC Documents, the IT Documents or the PTT Documents;

                 (viii) except for the issuance and sale pursuant to the respective Pass Through Trust Agreement of the Pass Through Certificates contemplated hereby, neither WTC nor Pass Through Trustee has directly or indirectly offered any Equipment Note for sale to any Person, or solicited any offer to acquire any Equipment Notes from any Person other than Owner Trustee and Owner Participant, and neither WTC nor Pass Through Trustee has authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from





                         REFINANCING AGREEMENT [N396SW]
         any Person other than Owner Trustee and Owner Participant, and Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

                 (ix) Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with any of Owner Participant, Owner Trustee, any Underwriter or Lessee.

                 SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be given in accordance with the provisions of Section 13 of the Participation Agreement.

                 SECTION 6.       Expenses.

         (a) Subject to the terms and conditions specified in Section 16 of the Participation Agreement and except as provided in paragraph (b) below, all of the Transaction Costs in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement shall be paid promptly by Owner Participant, either directly or through Owner Trustee.

         (b) In the event that the transactions contemplated by this Agreement and the agreements referred to herein are not consummated, or if Owner Participant shall not be required to pay Transaction Costs pursuant to
Section 6(a) hereof, Lessee shall, except as provided in the Underwriting Agreement with regard to fees and expenses of the Underwriters, bear and pay all Transaction Costs referred to in paragraph (a) above on an after-tax basis. In addition, in the event that the transactions contemplated by this Agreement and the agreements referred to herein are not consummated on the date specified in the notice referred to in Section 3(v) hereof, Lessee shall indemnify the Original Loan Participant for any associated break funding costs incurred thereby.

                 SECTION 7. Indemnity. Lessee agrees to pay, indemnify, and, on written demand, reimburse and hold Owner Participant harmless from any and all taxes or other liabilities, including any and all costs or expenses, incurred by Owner Participant as a result of any of 1995-A1 Pass Through Trust, 1995-A2 Pass Through Trust, 1995-A3 Pass Through Trust or 1995-A4 Pass Through Trust being taxable at any time in any manner other than as a grantor trust under the Internal Revenue Code of 1986, as amended, as in effect on the date hereof.

                 SECTION 8. Miscellaneous. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to Lessee, Owner Trustee and Indenture Trustee. The index preceding





                         REFINANCING AGREEMENT [N396SW]
this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the extent provided herein to the benefit only of the following parties: Lessee and, subject to the terms of the Participation Agreement, its successors and permitted assigns, Original Loan Participant, Indenture Trustee and its successors as Indenture Trustee (and any additional trustee appointed) under the Indenture, Owner Trustee and its successors as Owner Trustee under the Trust Agreement, Pass Through Trustee and its successors as Pass Through Trustee under each Pass Through Trust Agreement, and Owner Participant and, subject to the provisions of the Participation Agreement, its successors and permitted assigns. No purchaser or holder of any of the Equipment Notes shall be deemed to be a successor or assign of Original Loan Participant or to have any rights or benefits hereunder. Every representation or warranty contained herein as to the enforceability of any document shall be deemed to be made subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and of general principles of equity. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.





                         REFINANCING AGREEMENT [N396SW]

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                        SOUTHWEST AIRLINES CO.,
                                            Lessee


                                        By: /s/ JOHN D. OWEN
                                            Treasurer


                                        FORD MOTOR CREDIT COMPANY,
                                        Owner Participant

                                        By: USL CAPITAL CORPORATION,
                                              as agent


                                            By:  /s/ NANCY B. CLARK
                                                 Nancy B. Clark
                                                 Senior Investment Officer
                                                 Transportation and Industrial
                                                   Financing


                                        BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION, Original Loan
                                            Participant


                                        By: /s/ TIMOTHY G. HINTZ
                                            Managing Director


                                        SHAWMUT BANK CONNECTICUT, NATIONAL
                                            ASSOCIATION, in its individual
                                            capacity only as expressly provided
                                            herein and otherwise solely as
                                            Owner Trustee


                                        By: /s/ PHILIP G. KANE, JR.
                                            Title:  Vice President

                                        WILMINGTON TRUST COMPANY, not in its
                                            individual capacity, except as
                                            otherwise expressly provided herein,
                                            but solely as Indenture Trustee and
                                            Pass Through Trustee

                                        By: /s/ DAVID A. VANASKEY, JR.
                                            Title:  Senior Financial Services
                                                    Officer





                         REFINANCING AGREEMENT [N396SW]

                                                           Exhibit A to
                                                           Refinancing Agreement


                                            Maturity Dates, Principal Amounts,
       Interest Rates, Etc. of Series SWA 1995 Trust N396SW Certificates


                                                                               Premium
                                                            Interest         Termination           Type of
    Series         Maturity Date           Principal          Rate               Date            Certificate
    ------         -------------           ---------          ----               ----            -----------
   1995-A1         July 1, 1997               $425,123.00     6.16%               *                Serial
   1995-A2         July 1, 1998               $451,310.50     6.29%               *                Serial
   1995-A3        January 1, 2013          $18,310,765.10     7.22%        October 4, 2007       Installment
   1995-A4         July 1, 2016             $4,104,810.30     7.64%        January 4, 2016       Installment

_____________
 * Not applicable.





                         REFINANCING AGREEMENT [396SW]

                                                           Exhibit A-1 to
                                                           Refinancing Agreement

               Payment Dates and Payment Percentages and Amounts





                         REFINANCING AGREEMENT [396SW]
                                     A-1-1

                                                           Exhibit A-2 to
                                                           Refinancing Agreement


                 Issuance of SWA 1995 Trust N396SW Certificates

         The SWA 1995 Trust N396SW Certificates issued hereunder shall be issued to and shall be payable to Pass Through Trustee under the 1995-A1 Pass Through Trust Agreement, the 1995-A2 Pass Through Trust Agreement, the 1995-A3 Pass Through Trust Agreement and the 1995-A4 Pass Through Trust Agreement with respect to the grantor trusts created thereby, each such trust as described below consisting of the Certificates issued pursuant hereto and the other Certificates contained therein:

             1995-A1 Trust:

                       6.16% Certificate due July 1, 1997


             1995-A2 Trust:

                       6.29% Certificate due July 1, 1998


             1995-A3 Trust:

                       7.22% Certificate due January 1, 2013


             1995-A4 Trust:

                       7.64% Certificate due July 1, 2016





                         REFINANCING AGREEMENT [396SW]
                                     A-2-1

                                                           Exhibit B to
                                                           Refinancing Agreement

                                    Form of
                       First Amendment to Trust Indenture

                                [See Doc. 1.03]





                         REFINANCING AGREEMENT [396SW]

                                                           Exhibit C to
                                                           Refinancing Agreement


                                    Form of
                  First Amendment to Sale and Lease Agreement

                                [SEE DOC. 1.02]





                         REFINANCING AGREEMENT [N396SW]

                                                           Exhibit D to
                                                           Refinancing Agreement

                                    Form of
                   First Amendment to Participation Agreement

                                [SEE DOC. 1.01]





                         REFINANCING AGREEMENT [N396SW]
                                      D-1